UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 21, 2024

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-33500	98-1032470
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland D04 E5W7

(Address of principal executive offices, including zip code)

011-353-1-634-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities	registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value $0.0001 per share	JAZZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2024, Jazz Pharmaceuticals plc (the “Company”) announced the appointment of Philip Johnson as the Company’s Executive Vice President and Chief Financial Officer, effective as of March 1, 2024. Mr. Johnson will assume the duties and responsibilities of the Company’s principal financial officer from Patricia Carr, the Company’s Senior Vice President and Chief Accounting Officer, who has been serving as the Company’s principal financial officer on an interim basis.

Previously, Mr. Johnson, age 59, served as the Group Vice President of Finance, Treasurer, at Eli Lilly and Company, Inc., an international biotechnology company, from January 2018 to March 2024. Prior to that, Mr. Johnson served in various roles in the finance organization. Mr. Johnson holds a B.S. in Finance from the University of Illinois and a Master of Management from the Kellogg School of Management at Northwestern University.

Under the terms of the employment offer letter, Mr. Johnson’s annual base salary will initially be $700,000, and he will be a participant in the Company’s benefit and compensatory plans available to all similarly-situated employees, including the Company’s 2011 Equity Incentive Plan (the “2011 EIP”), the Company’s annual performance bonus plan (the “Bonus Plan”) and the Company’s Amended and Restated Executive Change in Control and Severance Benefit Plan (the “Severance Plan”). Mr. Johnson’s target bonus under the Bonus Plan will initially be 65% of his annual base salary. Mr. Johnson will also be paid a signing bonus of $150,000.

In connection with his appointment as the Company’s Chief Financial Officer, Mr. Johnson will be granted a new hire equity grant of Jazz Ordinary Shares (the “New Hire Grant”) with an approximate grant date value of $4,000,000, consisting of an equal mix of restricted stock units and performance stock units. The restricted stock units will vest in four equal annual installments on the anniversary of the applicable commencement date, and the performance stock units will vest based on the achievement of performance conditions previously established by the Board in the first quarter of 2024. For descriptions of the 2011 EIP, the Bonus Plan and the Severance Plan, see “Executive Compensation” under Part III, Item 11 in Amendment No. 1 to the Company’s Annual Report on Form 10-K/A, filed with the U.S. Securities and Exchange Commission on May 1, 2023.

The foregoing is only a brief description of the above-specified compensatory arrangements, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Offer Letter that will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, as well as the 2011 EIP, the forms of award agreements thereunder and the Severance Plan that were previously filed as exhibits to the Company’s reports with the U.S Securities and Exchange Commission.

Item 7.01.	Regulation FD

On February 21, 2024, the Company issued a press release announcing the appointment of Philip Johnson as Executive Vice President and Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits

99.1	Press Release of Jazz Pharmaceuticals plc, dated February 21, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

By:	/s/ Neena Patil
Name:	Neena Patil
Title:	Executive Vice President and Chief Legal Officer

Date: February 21, 2024